SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 18, 2004

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, New York 10017
(Address of principal executive offices, including zip code)

212-351-7300
(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

On March 18, 2004, Hudson Highland Group, Inc. (the “Company”) agreed to sell 1,273,885 shares of its common stock at a price of $23.55 per share to the public in a public offering through Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C. The public offering of the shares is expected to close on March 23, 2004.

The net proceeds from the offering will be approximately $27.9 million. The Company will use the net proceeds from the offering to fund working capital needs and future growth of staffing operations worldwide, to fund operational efficiency improvements, to fund new growth opportunities and for other general corporate purposes.

The common stock was registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-110765) that the Company filed with the Securities and Exchange Commission relating to the public offering, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of $25,000,000 of securities of the Company and an additional Registration Statement on Form S-3 (Registration No. 333-113703) filed pursuant to Rule 462(b) of the Securities Act relating to an additional aggregate amount of $4,999,992 of securities of the Company. In connection with the Company filing with the Securities and Exchange Commission a definitive prospectus supplement, dated March 18, 2004, and prospectus, dated December 4, 2003, relating to the public offering of common stock described above, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 7. Financial Statements and Exhibits.”

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(1)	Underwriting Agreement, dated March 18, 2004, among Hudson Highland Group, Inc. and Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C.

(5)	Opinion of Foley & Lardner LLP, March 18, 2004.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: March 18, 2004	By:	/s/ Latham Williams
Latham Williams Vice President, Legal Affairs and Administration and Corporate Secretary

HUDSON HIGHLAND GROUP, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number

(1)	Underwriting Agreement, dated March 18, 2004, among Hudson Highland Group, Inc. and Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C.

(5)	Opinion of Foley & Lardner LLP, dated March 18, 2004.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

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